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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 21, 1997


                        INPHYNET MEDICAL MANAGEMENT INC.
             (Exact name of registrant as specified in its charter)


         Delaware                         0-24336                 65-0501896
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)





1200 South Pine Island Road, Suite 600, Fort Lauderdale, Florida    33324-4460
(Address of principal executive offices)                            (Zip Code)



                                (954) 475-1300
             (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)



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ITEM 5. Other Events.

         On May 21, 1997, InPhyNet Medical Management Inc. ("InPhyNet") and MedPartners, Inc. ("MedPartners") amended the terms of their previously announced merger to reduce the exchange ratio applicable to each share of InPhyNet common stock. Pursuant to the Merger Agreement, as amended, upon consummation of the merger, each share of InPhyNet common stock will be exchanged for 1.18 shares of MedPartners common stock, rather than the 1.311 shares of MedPartners common stock previously announced. The merger is subject to the approval of InPhyNet's stockholders.

         The adjustment to the exchange ratio is the result of discussions between InPhyNet and the Securities and Exchange Commission which led to the restatement of InPhyNet's 1996 and first quarter 1997 earnings. For more information, please see MedPartners' and InPhyNet's joint press release filed as an exhibit hereto, which is incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits.

          (a)  Financial Statements of Businesses Acquired:  N/A

          (b)  Pro Forma Financial Information:  N/A

          (c)  Exhibits:

                99.1 Press Release relating to change in merger terms issued on May 21, 1997



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           INPHYNET MEDICAL MANAGEMENT INC.



DATE: May 22, 1997                         By:      /s/George W. McCleary
                                              ---------------------------
                                                    George W. McCleary
                                                    Executive Vice President and
                                                      Chief Financial Officer



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                                  EXHIBIT INDEX



Exhibit No.              Document

99.1 Press Release relating to change in merger terms issued on May 21, 1997.